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                                                                   Exhibit 23.1

                           [ERNST & YOUNG LETTERHEAD]


                          FORM OF CONSENT OF AUDITORS

We consent to the incorporation by reference of our report dated May 13, 1996, with respect to the audited financial statements and schedules of Flextronics International Ltd. as of March 31, 1995 and 1996 and for each of the three years in the period ended March 31, 1996, into (i) the Company's Annual Report on Form 10-K; (ii) the Registrations Statement on Form S-8 (File No. 33-78528) pertaining to the 1993 Share Option Plan, Executives' Share Option Scheme and Executives' Incentive Share Scheme of Flextronics International Ltd.; and (iii) the Registration Statement on Form S-8 (File No. 33-89454) pertaining to Ordinary Shares authorized for issuance under the nCHIP, Inc. Amended and Restated 1988 Stock Option Plan which was assumed by Flextronics International Ltd. in connection with the acquisition of nCHIP, Inc.


/s/ Ernst & Young
- ----------------------------
ERNST & YOUNG
Certified Public Accountants

Singapore
June 26, 1996

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